Exhibit 10.5

BROOKDALE SENIOR LIVING INC.
AMENDMENT NO. 3 TO
SEVERANCE PAY POLICY
TIER I

THIS AMENDMENT NO. 3 TO SEVERANCE PAY POLICY, TIER I (this “Amendment”) is adopted as of January 19, 2017, by Brookdale Senior Living Inc., a Delaware corporation (the “Company”).

WHEREAS, effective August 6, 2010, the Company adopted the Brookdale Senior Living Inc. Severance Pay Policy, Tier I, for the benefit of a select group of management and highly compensated employees of the Company who are eligible to participate as described therein, which the Company amended by Amendment No. 1 to the Brookdale Senior Living Inc. Severance Pay Policy, Tier I effective April 23, 2015 and Amendment No. 2 to the Brookdale Senior Living Inc. Severance Pay Policy, Tier I effective August 3, 2015 (as amended, the “Policy”); and

WHEREAS, the Company desires to amend the Policy to make certain changes thereto.

NOW, THEREFORE, effective as of the date first above written, the Company hereby amends the Policy as follows:

1.	Section 3(k) is amended and restated in its entirety to provide as follows:

“(k)    “Qualifying Separation from Service” shall mean the Eligible Employee’s Separation from Service with the Company either (i) initiated by the Company without Cause or (ii) as a result of the Eligible Employee’s voluntary Separation from Service for Good Reason within eighteen (18) months following a Change of Control. A Qualifying Separation from Service shall not include a Separation from Service initiated by the Company by reason of Cause, or as a result of the Eligible Employee’s voluntary resignation, retirement, death or Disability except as provided in Section 3(k)(ii) above.”

2.	Section 3(q) is amended and restated in its entirety to provide as follows:
“(q)    “Pro-Rata Bonus” shall mean the severance pay payable to an Eligible Employee under Section 4(a)(i)(1)(B), Section 4(a)(i)(2)(C), or Section 4(a)(ii)(2)(C), as applicable, and “Pro-Rata Bonus Payment Date” shall mean the date on which an Eligible Employee’s annual bonus is due to be paid under the terms of the applicable bonus plan with regard to the year of Separation From Service.”

3.	Section 4(a)(i)(1)(B) is amended and restated in its entirety to provide as follows:
“(B)    a portion of the Designated Officer’s annual bonus (to the extent earned under the terms of the applicable bonus plan, without regard to any requirement of continued employment) for the year of Separation from Service, pro-rated based on the number of days the Designated Officer was employed by the Company during such year, payable on the Pro-Rata Bonus Payment Date.”

4.	The lead-in to Section 4(a)(i)(2) is amended and restated in its entirety to provide as follows:
“If Separation from Service by the Company without Cause or by an Eligible Employee with Good Reason within eighteen (18) months following a Change in Control:”

5.	Section 4(a)(ii)(2) is amended and restated in its entirety to provide as follows:
“(2)    If Separation from Service by the Company without Cause or by an Eligible Employee with Good Reason within eighteen (18) months following a Change in Control:
(A)    Twelve (12) months salary at the current rate of base salary in effect at the Separation from Service (or, if greater, before the occurrence of circumstances giving rise to Good Reason);
(B)    One hundred percent (100%) of the annual cash incentive target for the current year (or, if greater, one hundred percent (100%) of the target annual bonus before the occurrence of circumstances giving rise to Good Reason); and
(C)    a portion of the Other Eligible Employee’s annual bonus (to the extent earned under the terms of the applicable bonus plan, without regard to any requirement of continued employment) for the year of Separation from Service, pro-rated based on the number of days the Other Eligible Employee was employed by the Company during such year, payable on the Pro-Rata Bonus Payment Date.”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.

BROOKDALE SENIOR LIVING INC.

By:    /s/ T. Andrew Smith
Name:    T. Andrew Smith

Title:	President and Chief Executive Officer

Signature Page to Amendment No. 3 to Severance Pay Policy, Tier I